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                       PEGASUS COMMUNICATIONS CORPORATION


                              ---------------------

                                  SUBORDINATED
                                    INDENTURE

                          Dated as of ________________

 Providing for Issuance of Senior Subordinated and Subordinated Debt
                              Securities in Series
                              ---------------------





                              ---------------------

                            FIRST UNION NATIONAL BANK

                                   as Trustee

                              ---------------------


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

                                TABLE OF CONTENTS

ARTICLE 1.  DEFINITIONS AND INCORPORATION BY REFERENCE.........................1
    Section 1.01.  Definitions.................................................1
    Section 1.02.  Other Definitions...........................................6
    Section 1.03.  Incorporation by Reference of Trust Indenture Act...........6
    Section 1.04.  Rules of Construction.......................................7
ARTICLE 2.  THE SECURITIES.....................................................7
    Section 2.01.  Form and Dating.............................................7
    Section 2.02.  Amount Unlimited; Issuable in Series........................8
    Section 2.03.  Denominations..............................................12
    Section 2.04.  Execution and Authentication...............................12
    Section 2.05.  Registrar and Paying Agent.................................13
    Section 2.06.  Paying Agent to Hold Money in Trust........................13
    Section 2.07.  Holder Lists...............................................14
    Section 2.08.  Transfer and Exchange......................................14
    Section 2.09.  Replacement Securities.....................................20
    Section 2.10.  Outstanding Securities.....................................20
    Section 2.11.  Treasury Securities........................................20
    Section 2.12.  Temporary Securities.......................................21
    Section 2.13.  Cancellation...............................................21
    Section 2.14.  Defaulted Interest.........................................21
Article 3.  REDEMPTION AND PREPAYMENT.........................................21
    Section 3.01.  Selection of Securities to Be Redeemed.....................21
    Section 3.02.  Notice of Redemption.......................................22
    Section 3.03.  Effect of Notice of Redemption.............................23
    Section 3.04.  Deposit of Redemption or Purchase Price....................23
    Section 3.05.  Securities Redeemed or Purchased in Part...................23
    Section 3.06.  Mandatory Redemption.......................................23
Article 4.  COVENANTS.........................................................23
    Section 4.01.  Payment of Securities......................................23
    Section 4.02.  Maintenance of Office or Agency............................24
    Section 4.03.  Reports....................................................24
    Section 4.04.  Compliance Certificate.....................................25
    Section 4.05.  Continued Existence........................................25
    Section 4.06.  Waiver of Certain Covenants................................26
    Section 4.07.  Stay, Extension and Usury Laws.............................26
Article 5.  SUCCESSORS........................................................26
    Section 5.01.  Merger, Consolidation, or Sale of Assets...................26
    Section 5.02.  Successor Corporation Substituted..........................27
Article 6.  DEFAULTS AND REMEDIES.............................................27
    Section 6.01.  Events of Default..........................................27
    Section 6.02.  Acceleration...............................................29

    Section 6.03.  Other Remedies.............................................29
    Section 6.04.  Waiver of Past Defaults....................................29
    Section 6.05.  Control by Majority........................................30
    Section 6.06.  Limitation on Suits........................................30
    Section 6.07.  Rights of Holders of Securities to Receive Payment.........30
    Section 6.08.  Collection Suit by Trustee.................................31
    Section 6.09.  Trustee May File Proofs of Claim...........................31
    Section 6.10.  Priorities.................................................31
    Section 6.11.  Undertaking for Costs......................................32
Article 7.  TRUSTEE...........................................................32
    Section 7.01.  Duties of Trustee..........................................32
    Section 7.02.  Rights of Trustee..........................................33
    Section 7.03.  Individual Rights of Trustee...............................34
    Section 7.04.  Trustee's Disclaimer.......................................34
    Section 7.05.  Notice of Defaults.........................................34
    Section 7.06.  Reports by Trustee to Holders of the Securities............34
    Section 7.07.  Compensation and Indemnity.................................35
    Section 7.08.  Replacement of Trustee.....................................36
    Section 7.09.  Successor Trustee by Merger, etc...........................37
    Section 7.10.  Eligibility; Disqualification..............................37
    Section 7.11.  Preferential Collection of Claims Against Company..........37
Article 8.  LEGAL DEFEASANCE AND COVENANT DEFEASANCE..........................37
    Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance...37
    Section 8.02.  Legal Defeasance and Discharge.............................37
    Section 8.03.  Covenant Defeasance........................................38
    Section 8.04.  Conditions to Legal or Covenant Defeasance.................38
    Section 8.05.  Deposited Money and Government Securities to be Held in
                   Trust; Other Miscellaneous Provisions......................40
    Section 8.06.  Repayment to Company.......................................40
    Section 8.07.  Reinstatement..............................................41
Article 9.  AMENDMENT, SUPPLEMENT AND WAIVER..................................41
    Section 9.01.  Without Consent of Holders of Securities...................41
    Section 9.02.  With Consent of Holders of Securities......................42
    Section 9.03.  Compliance with Trust Indenture Act........................43
    Section 9.04.  Revocation and Effect of Consents..........................43
    Section 9.05.  Notation on or Exchange of Securities......................44
    Section 9.06.  Trustee to Sign Amendments, etc............................44
Article 10. CONVERSION OR EXCHANGE OF SECURITIES..............................44
    Section 10.01. Applicability of Article...................................44
    Section 10.02. Exercise of Conversion or Exchange Privilege...............45
    Section 10.03. No Fractional Equity Securities............................46
    Section 10.04. Adjustment of Conversion or Exchange Price;
                   Consolidation or Merger....................................47
    Section 10.05. Notice of Certain Corporate Actions........................47

    Section 10.06. Reservation of Equity Securities...........................48
    Section 10.07. Payment of Certain Taxes Upon Conversion or Exchange.......48
    Section 10.08. Duties of Trustee Regarding Conversion or Exchange.........48
    Section 10.09. Repayment of Certain Funds Upon Conversion or Exchange.....49
Article 11. SUBORDINATION OF SECURITIES.......................................49
    Section 11.01. Agreement to Subordinate...................................49
    Section 11.02. Certain Definitions........................................50
    Section 11.03. Liquidation; Dissolution; Bankruptcy.......................50
    Section 11.04. Default on Designated Senior Debt..........................50
    Section 11.05. Acceleration of Securities.................................51
    Section 11.06. When Distribution Must Be Paid Over........................51
    Section 11.07. Notice By Company..........................................52
    Section 11.08. Subrogation................................................52
    Section 11.09. Relative Rights............................................52
    Section 11.10. Subordination May Not Be Impaired By Company...............53
    Section 11.11. Distribution or Notice To Representative...................53
    Section 11.12. Rights of Trustee and Paying Agent.........................53
    Section 11.13. Authorization to Effect Subordination......................53
    Section 11.14. Amendments.................................................53
Article 12. MISCELLANEOUS.....................................................54
    Section 12.01. Trust Indenture Act Controls...............................54
    Section 12.02. Notices....................................................54
    Section 12.03. Communication by Holders of Securities with Other Holders of Securities..............................................55
    Section 12.04. Certificate and Opinion as to Conditions Precedent.........56
    Section 12.05. Statements Required in Certificate or Opinion..............56
    Section 12.06. Rules by Trustee and Agents................................56
    Section 12.07. No Personal Liability of Directors, Officers, Employees
                   and Stockholders...........................................56
    Section 12.08. Governing Law..............................................57
    Section 12.09. No Adverse Interpretation of Other Agreements..............57
    Section 12.10. Successors.................................................57
    Section 12.11. Severability...............................................57
    Section 12.12. Counterpart Originals......................................57
    Section 12.13. Table of Contents, Headings, etc...........................57

         INDENTURE dated as of __________________ between Pegasus Communications Corporation, a Delaware corporation (the "Company"), and First Union National Bank, a national banking association, as Trustee (the "Trustee").

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated debentures, securities or other evidences of indebtedness ("Securities") to be issued in one or more series as herein provided.

         All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 DEFINITIONS.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Bearer Security" means any Security issued hereunder which is payable to bearer.

         "Board" or "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

         "Board Resolution" means a copy of a resolution of the Board of Directors, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of the certificate, and delivered to the Trustee.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Class A Common Stock" means the Company's Class A Common Stock, par value $.01 per share.

         "Closing Date" means the original date of issuance of the Securities.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means Pegasus Communications Corporation, a Delaware corporation and any and all successors thereto.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Credit Facility" means the Company's principal bank credit facility as identified in any supplemental indenture establishing a series of Securities, including any amendment, supplement, modification, restatement, replacement, refunding or refinancing.

         "Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.05 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Closing Date.

         "Global Securities" means, individually and collectively, the Securities issued in global form in accordance with Sections 2.01 and 2.08 hereof.

         "Global Security Legend" means the legend which is required to be placed on all Global Securities issued under this Indenture.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, co-borrowing arrangements, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Holder" means a Person in whose name a Security is registered.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, securities, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing any Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Indenture" means this Subordinated Indenture as amended and restated hereby or as amended, waived or supplemented from time to time and shall include and incorporate by reference the forms and terms of particular series of Securities established as contemplated hereunder.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Security through a Participant.

         "Interest Payment Date" when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under this Indenture or the applicable Securities.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, any Vice-President or any Assistant Vice President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is not unsatisfactory to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Registered Security" means any Security issued hereunder and registered as to principal and interest in the Register.

         "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of or within any series means the date specified for that purpose as contemplated by Section 2.08.

         "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "SEC" means the Securities and Exchange Commission.

         "Securities" has the meaning assigned to it in the preamble to this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Bank Debt" means the Indebtedness (including letters of credit) outstanding under the Credit Facility as such agreement may be restated, further amended, supplemented or oterwise modified or replaced from time to time hereafter, together with any refunding or replacement of such Indebtedness.

         "Senior Debt" means any Indebtedness unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsiodiaries of other Affiliates ,
(y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture.


         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

         "Stated Maturity" means, with respect to any interest or principal on any series of Securities, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries (of such Person or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such a Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof.)

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb as amended) as in effect on the date on which this Indenture is qualified under the TIA.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

Section 1.02 OTHER DEFINITIONS

                                                                      Defined in
Term                                                                  Section

"Authentication Order"...............................................  2.04
"Common Stock"....................................................... 10.01

"Covenant Defeasance"................................................  8.03
"custodian"..........................................................  6.01
"Equity Securities".................................................. 10.01
"Event of Default"...................................................  6.01
"Government Obligations".............................................  2.02
"incur"..............................................................  4.09
"Legal Defeasance"...................................................  8.02
"Notice of Default"..................................................  6.01
"outstanding"........................................................  8.02
"Paying Agent".......................................................  2.05
"Payment Default"....................................................  6.01

"Payment Blockage Notice"............................................ 11.04

"Preferred Stock".................................................... 10.01
"Purchase Date"......................................................  3.09
"Registrar"..........................................................  2.05

"trading day"........................................................ 10.03

Section 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture security Holder" means a Holder of a Security;

         "indenture to be qualified" means this Indenture;

         "indenture Trustee" or "institutional Trustee" means the Trustee;

         "obligor" on the Securities means the Company and any successor obligor upon the Securities.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular;

         (5) provisions apply to successive events and transactions; and

         (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2
                                 THE SECURITIES

Section 2.01 FORM AND DATING.

         (a) General. The Securities of each series and the interest coupons, if any, to be attached thereto shall be in substantially such form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any applicable securities exchange, organizational document, governing instrument or law or as may, consistently herewith, be determined by the officers executing such Securities and interest coupons, if any, as evidenced by their execution of the Securities and interest coupons, if any. If temporary Securities of any series are issued as permitted by Section 2.12, the form thereof also shall be established as provided in the preceding sentence. If the forms of Securities and interest coupons, if any, of any series are established by, or by action taken pursuant to, a Board Resolution, a copy of the Board Resolution together with an appropriate record of any such action taken pursuant thereto, including a copy of the approved form of Securities or interest coupons, if any, shall be delivered to the Trustee at or prior to the delivery of the Authentication Order contemplated by Section 2.04 for the authentication and delivery of such Securities. The Trustee's certificate of authentication shall be in substantially the following form:

         This is one of the Securities of the series described in the within-mentioned Indenture.


                                        _______________________________________,
                                        as Trustee

                                        By: ____________________________________
                                            Authorized Signatory

         (b) Global Securities. If Securities of or within a series are issuable in whole or in part in global form, any such Security may provide that it shall represent the aggregate or specified amount of outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of outstanding Securities represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or upon the written order of the Company signed by an Officer to be delivered to the Trustee pursuant to Section 2.04 or 2.12. Subject to the provisions of
Section 2.04, Section 2.12 if applicable, and Section 2.08, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable written order of the Company signed by an Officer. Any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing.

         The provisions of the last paragraph of Section 2.04 shall apply to any Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with a written instructions with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last paragraph of Section 2.04.

         Notwithstanding the provisions of this Section 2.01, unless otherwise specified as contemplated by Section 2.02, payment of principal of, premium, if any, and interest on any Registered Security in permanent global form shall be made to the registered holder thereof.

Section 2.02. AMOUNT UNLIMITED; ISSUABLE IN SERIES.

         (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued from time to time in one or more series.

         (b) The following matters shall be established with respect to each series of Securities issued hereunder (i) by a Board Resolution, (ii) by action taken pursuant to a Board Resolution and (subject to Section 2.04) set forth, or determined in the manner provided, in an Officers' Certificate or (iii) in one or more indentures supplemental hereto:

             (1) the title of the Securities of the series (which title shall distinguish the Securities of the series from all other series of Securities);

             (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (which limit shall not pertain to Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.12, 3.06 or 9.05 or any Securities that, pursuant to Section 2.04, are deemed never to have been authenticated and delivered hereunder);

             (3) the date or dates on which the principal of and premium, if any, on the Securities of the series is payable or the method or methods of determination thereof;

             (4) the rate or rates at which the Securities of the series shall bear interest, if any, or the method or methods of calculating such rate or rates of interest, the date or dates from which such interest shall accrue or the method or methods by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of the Company to defer or extend an Interest Payment Date and, with respect to Registered Securities, the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

             (5) the place or places where the principal of, premium, if any, and interest, if any, on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served and where notices to Holders pursuant to
Section 12.02 will be published;

             (6) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than as provided in Section 3.02, the manner in which the particular Securities of such series (if less than all Securities of such series are to be redeemed) are to be selected for redemption;

             (7) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

             (8) if other than denominations of $1,000 and any integral multiple thereof, if Registered Securities, and if other than denominations of $5,000 and any integral multiple thereof, if Bearer Securities, the denominations in which Securities of the series shall be issuable;

             (9) if other than dollars, the currency or currencies (including currency unit or units) in which the principal of, premium, if any, and interest, if any, on the Securities of the series shall be payable, or in which the Securities of the series shall be denominated, and the particular provisions applicable;

             (10) if the payments of principal of, premium, if any, or interest, if any, on the Securities of the series are to be made, at the election of the Company or a Holder, in a currency or currencies (including currency unit or units) other than that in which such Securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

             (11) if the amount of payments of principal of, premium, if any, and interest, if any, on the Securities of the series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the Securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined and any special voting or defeasance provisions in connection therewith;

             (12) if other than the principal amount thereof, the portion of the principal amount of such Securities of the series which shall be payable upon declaration of acceleration thereof pursuant to Section 6.02 or the method by which such portion shall be determined;

             (13) the Person to whom any interest on any Registered Security of the series shall be payable and the manner in which, or the Person to whom, any interest on any Bearer Securities of the series shall be payable;

             (14) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

             (15) any deletions from, modifications of or additions to the Events of Default set forth in Section 6.01 or covenants of the Company set forth in Article 4 pertaining to the Securities of the series;

             (16) under what circumstances, if any, and with what procedures and documentation the Company will pay additional amounts on the Securities and interest coupons, if any, of that series held by a Person who is not a U.S. Person (including any modification of the definition of such term) in respect of taxes, assessments or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts (and the terms of any such option);

             (17) whether Securities of the series shall be issuable as Registered Securities or Bearer Securities (with or without interest coupons), or both, and any restrictions applicable to the offering, sale, transfer or delivery of Bearer Securities and, if other than as provided in Section 2.08, the terms upon which Bearer Securities of a series may be exchanged for Registered Securities of the same series and vice versa;

             (18) the date as of which any Bearer Securities of the series and any temporary global Security representing outstanding securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

             (19) the forms of the Securities and interest coupons, if any, of the series;

             (20) the applicability, if any, to the Securities and interest coupons, if any, of or within the series of Sections 8.02 and 8.03, or such other means of defeasance or covenant defeasance as may be specified for the Securities and interest coupons, if any, of such series, and whether, for the purpose of such defeasance or covenant defeasance, the term "Government Obligations" shall include obligations referred to in the definition of such term which are not obligations of the United States or an agency or instrumentality of the United States;

             (21) if other than the Trustee, the identity of the Registrar and any Paying Agent;

             (22) if the Securities of the series shall be issued in whole or in part in global form, (i) the Depositary for such global Securities, (ii) whether beneficial owners of interests in any Securities of the series in global form may exchange such interests for certificated Securities of such series, to be registered in the names of or to be held by such beneficial owners or their nominees and to be of like tenor of any authorized form and denomination, and
(iii) if other than as provided in Section 2.08, the circumstances under which any such exchange may occur;

             (23) the designation of the Depositary;

             (24) any restrictions on the registration, transfer or exchange of the Securities;

             (25) if the Securities of the series may be issued or delivered (whether upon original issuance or upon exchange of a temporary Security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in this Indenture, the form and terms of such certificates, documents or conditions;

             (26) the terms and conditions of any right to convert or exchange Securities of the series into or for Equity Securities of the Company or other securities or property of the Company;

             (27) whether the Securities are secured or unsecured, and if secured, the Security and related terms in connection therewith;

             (28) the relative degree, if any, to which the Securities of the series shall be senior to or be subordinated to other series of Securities in right of payment, whether such other series of Securities are Outstanding or not; and

             (29) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture) including any terms which may be required by or advisable under United States laws or regulations or advisable (as determined by the Company) in connection with the marketing of Securities of the series.

         (c) All Securities of any one series and interest coupons, if any, appertaining thereto shall be substantially identical except as to denomination and except as may otherwise be provided (i) by a Board Resolution, (ii) by action taken pursuant to a Board Resolution and (subject to Section 2.04) set forth, or determined in the manner provided, in the related Officers' Certificate or (iii) in an indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

         (d) If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of such Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth, or providing the manner for determining, the terms of the Securities of such series, and an appropriate record of any action taken pursuant thereto in connection with the issuance of any Securities of such series shall be delivered to the Trustee prior to the authentication and delivery thereof.

Section 2.03. DENOMINATIONS.

         Unless otherwise provided as contemplated by Section 2.02, any Registered Securities of a series denominated in Dollars shall be issuable in denominations of U.S. $1,000 and any integral multiple thereof and any Bearer Securities of a series denominated in Dollars shall be issuable in the denomination of U.S. $5,000 and any integral multiple thereof. Securities denominated in a foreign currency shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.

Section 2.04. EXECUTION AND AUTHENTICATION.

         An Officer shall sign the Securities for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

         A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Securities for original issue up to the aggregate principal amount.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

         Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.13 together with a written statement stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

Section 2.05. REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Securities.

Section 2.06. PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.07. HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss.312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities and the Company shall otherwise comply with TIA ss.312(a).

Section 2.08. TRANSFER AND EXCHANGE.

         (a) Upon surrender for registration of transfer of any Registered Security of any series at the office or agency maintained pursuant to Section
4.02 in a place of payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor and containing identical terms and provisions.

         (b) Bearer Securities (except for any temporary global Bearer Securities) or any interest coupons appertaining thereto (except for interest coupons attached to any temporary global Bearer Security) shall be transferable by delivery.

         (c) At the option of the Holder, Registered Securities of any series (except a Registered Security in global form) may be exchanged for other Registered Securities of the same series, of any authorized denominations, of a like aggregate principal amount and tenor and containing identical terms and provisions, upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive. Unless otherwise specified as contemplated by Section 2.02, Bearer Securities may not be issued in exchange for Registered Securities.

         (d) Unless otherwise specified as contemplated by Section 2.02, at the option of the Holder, Bearer Securities of such series may be exchanged for Registered Securities (if the Securities of such series are issuable in registered form) or Bearer Securities (if Bearer Securities of such series are issuable in more than one denomination and such exchanges are permitted by such series) of the same series, of any authorized denominations, of like aggregate principal amount and tenor and containing identical terms and conditions, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured interest coupons and all matured interest coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured interest coupon or coupons or matured interest coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing interest coupon or coupons, or the surrender of such missing interest coupon or interest coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing interest coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 4.02, interest represented by interest coupons shall be payable only upon presentation and surrender of those interest coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case any Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any special record date and before the opening of business at such office or agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the interest coupon relating to such Interest Payment Date or proposed date of payment, as the case may be (or, if such interest coupon is so surrendered with such Bearer Security, such interest coupon shall be returned to the Person so surrendering the Bearer Security), and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such interest coupon, when due in accordance with the provisions of this Indenture.

         (e) Notwithstanding anything herein to the contrary, the exchange of Bearer Securities for Registered Securities shall be subject to applicable laws and regulations in effect at the time of exchange. Neither the Company, the Trustee nor the Registrar shall exchange any Bearer Securities for Registered Securities if it has received an Opinion of Counsel that as a result of such exchange the Company would suffer adverse consequences under the United States

Federal income tax laws and regulations then in effect and the Company has delivered to the Trustee a written order of the Company signed by an Officer directing the Trustee not to make such exchanges thereafter, unless and until the Trustee receives a written order of the Company signed by an Officer to the contrary. The Company shall deliver copies of such written order of the Company signed by an Officer to the Registrar.

         (f) Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in certificated form, a Security in global form representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

         (g) If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 2.02, the Company shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company prior to the resignation of the Depositary and, in any event, within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's designation of the Depositary pursuant to
Section 2.02(b)(23) shall no longer be effective with respect to the Securities of such series and the Company shall execute, and the Trustee, upon receipt of an Authentication Order for the authentication and delivery of certificated Securities of such series of like tenor, shall authenticate and deliver, Securities of such series of like tenor in certificated form, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Security or Securities of such series of like tenor in global form in exchange for such Security or Securities in global form.

         (h) The Company may at any time in its sole discretion determine that Securities issued in global form shall no longer be represented by such a Security or Securities in global form. In such event the Company shall execute, and the Trustee, upon receipt of an Authentication Order for the authentication and delivery of certificated Securities of such series of like tenor, shall authenticate and deliver, Securities of such series of like tenor in certificated form, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Security or Securities of such series of like tenor in global form in exchange for such Security or Securities in global form.

         (i) If specified by the Company pursuant to Section 2.02 with respect to a series of Securities, the Depositary for such series may surrender a Security in global form of such series in exchange in whole or in part for Securities of such series in certificated form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

             (i) to each Person specified by such depositary a new certificated Security or Securities of the same series of like tenor, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Security in global form;

         and

             (ii) to such Depositary a new Security in global form of like tenor in a denomination equal to the difference, if any, between the principal amount of the surrendered Security in global form and the aggregate principal amount of certificated Securities delivered to Holders thereof.

         (j) Upon the exchange of a Security in global form for Securities in certificated form, such Security in global form shall be canceled by the Trustee. Unless expressly provided with respect to the Securities of any series that such Security may be exchanged for Bearer Securities, Securities in certificated form issued in exchange for a Security in global form pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Security in global form, pursuant to instructions from its direct or Indirect Participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

         (k) Whenever any Securities are surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         (l) All Securities issued upon any registration of transfer or upon any exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         (m) Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

         (n) No service charge shall be made for any registration of transfer or for any exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of Securities, other than exchanges pursuant to Section 2.12 or 3.06 not involving any transfer.

         (o) The Company shall not be required (i) to issue, register the transfer of, or exchange any Securities for a period beginning at the opening of business 15 days before any selection for redemption of Securities of like tenor and of the series of which such Security is a part and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities of like tenor and of such series to be redeemed; (ii) to register the transfer of or exchange any Registered Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part; or (iii) to exchange any Bearer Security so selected for redemption, except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor; provided that such Registered Security shall be simultaneously surrendered for redemption.

         (p) the foregoing provisions relating to registration, transfer and exchange may be modified, supplemented or superseded with respect to any series of Securities by a Board Resolution or in one or more indentures supplemental hereto.

         (q) Legends. The following legend shall appear on the face of all Global securities and definitive (bearer) securities under this Indenture unless specifically stated otherwise in the applicable provision of this Indenture.

             (i) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

         "THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.09 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

         (r) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with
Section 2.13 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (s) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Bearer Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                  (iv) All Global Securities and Bearer Securities issued upon any registration of transfer or exchange of Global Securities or Bearer Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Bearer Securities surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (c) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Securities and Bearer Securities in accordance with the provisions of Section 2.04 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.08 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.09. REPLACEMENT SECURITIES.

         If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.10. OUTSTANDING SECURITIES.

         The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.11 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

         If a Security is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the principal amount of any Security is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.11. TREASURY SECURITIES.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded.

Section 2.12. TEMPORARY SECURITIES.

         Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

         Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.

Section 2.13. CANCELLATION.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Securities (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Securities shall be delivered to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.14. DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01. SELECTION OF SECURITIES TO BE REDEEMED.

         If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed among the Holders of the Securities in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the

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Securities are not so listed, to be redeemed among the Holders of Securities on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate; provided that no Securities of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Securities not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of Securities selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. Securities called for redemption shall become due on the redemption date. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption. Except as provided in this Section 3.01, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.02. NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address.

         The notice shall identify the Securities to be redeemed and shall state:

     (a) the redemption date;

     (b) the redemption price;

     (c) the name and address of the Paying Agent;

     (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (e) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

     (f) that any Security being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original;

     (g) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the

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Company shall have delivered to the Trustee, at least 30 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.03. EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.02 hereof, Securities called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.04. DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

         One Business Day prior to 10:00 a.m. Eastern Time on any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Securities to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Securities to be redeemed or purchased.

Section 3.05. SECURITIES REDEEMED OR PURCHASED IN PART.

         Upon surrender of a Security that is redeemed or purchased in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed or unpurchased portion of the Security surrendered.

Section 3.06. MANDATORY REDEMPTION.

         The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

                                   ARTICLE 4.
                                   COVENANTS

Section 4.01. PAYMENT OF SECURITIES.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.05.

Section 4.03. REPORTS.

     (a) Whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, the Company shall furnish to the Holders of Securities (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations. In addition, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods set forth in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition to the financial information required by the Exchange Act, each such quarterly and annual report shall be required to contain "summarized financial information" (as defined in Rule 1-02(aa)(1) of Regulation S-X under the Exchange Act) showing Adjusted Operating Cash Flow for the Company and its Significant Subsidiaries, on a consolidated basis, where Adjusted Operating Cash Flow for the Company is calculated in a manner consistent with the manner described under the definition of "Adjusted

Operating Cash Flow" contained herein. The summarized financial information required pursuant to the preceding sentence may, at the election of the Company, be included in the footnotes to the audited consolidated financial statements or unaudited quarterly financial statements of the Company and shall be as of the same dates and for the same periods as the consolidated financial statements of the Company and its Subsidiaries required pursuant to the Exchange Act.

Section 4.04. COMPLIANCE CERTIFICATE.

     (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     (c) The Company shall file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture, as may be required from time to time by such rules and regulations.

Section 4.05. CONTINUED EXISTENCE.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Significant Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Significant Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and any of its Restrictive Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Significant Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Significant Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities.

Section 4.06. WAIVER OF CERTAIN COVENANTS.

         Except as otherwise specified as contemplated by Section 2.02 for Securities of such series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 2.02(15) and
9.01 for the benefit of the Holders of such series if before the time for such compliance the Holders of at least a majority in principal amount of the outstanding Securities of such series shall, by act of such, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


Section 4.07. STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.


                                   ARTICLE 5.
                                   SUCCESSORS

            Section 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; and (iii) immediately after such transaction no Default or Event of Default exists.

Section 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Securities except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01. EVENTS OF DEFAULT.

         An "Event of Default" occurs if:

         (a) the Company Defaults in the payment when due of interest on, with respect to, the Securities and such Default continues for a period of 30 days;

         (b) the Company defaults in the payment when due of principal of or premium, if any, on the Securities when the same becomes due and payable at maturity, upon redemption or otherwise;

         (c) the Company fails to comply with any of the provisions of section
5.01 hereof;

         (d) the Company or any Subsidiary fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture, the Securities for 60 days after notice to comply;

         (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company (on the payment of which is guaranteed by the Company), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates to the amount specified in the applicable supplemental indenture;


         (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Subsidiary that would be a Significant Subsidiary and such judgment or judgments remain unpaid, undischarged, or unstayed for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds the amount specified in the applicable supplemental indenture;

         (g) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

             (i) commences a voluntary case,

             (ii) consents to the entry of an order for relief against it in an involuntary case,

             (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

             (iv) makes a general assignment for the benefit of its creditors, or

             (v) generally is not paying its debts as they become due; or

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

             (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

             (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

         The term "custodian" as used in this Article VI means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  An Event of Default shall not be deemed to have occurred under clause (c), (e) or (f) until the Trustee shall have received at the Corporate Trust Office of the Trustee written notice from the Company or any of the Holders or unless a Responsible Officer shall have actual knowledge of such Event of Default. A Default under clause (e) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

Section 6.02. ACCELERATION.

         If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. Upon any such declaration, the principal of, premium, if any, and accrued and unpaid interest on the Securities shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or
(h) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries, or any group that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Securities shall be due and payable immediately without further action or notice, provided that the payment of principal and interest on such Securities shall remain subordinated to the extent provided in Article 11. Holders of the Securities may not enforce this Indenture or the Securities except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest ) if it determines that withholding notice is in their interest.

Section 6.03. OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. WAIVER OF PAST DEFAULTS.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may on behalf of the Holders of all of the Securities waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Securities (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. CONTROL BY MAJORITY.

         Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities or that may involve the Trustee in personal liability.

Section 6.06. LIMITATION ON SUITS.

         A Holder of a Security may pursue a remedy with respect to this Indenture or the Securities only if:

     (a) the Holder of a Security gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Security or Holders of Securities offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

         A Holder of a Security may not use this Indenture to prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.

Section 6.07. RIGHTS OF HOLDERS OF SECURITIES TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Securities for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

Section 6.11. UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                   ARTICLE 7.
                                    TRUSTEE

Section 7.01. DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

         (b) Except during the continuance of an Event of Default:

             (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

             (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

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

             (i) this paragraph does not limit the effect of paragraph (b) of this Section;

             (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proven that the Trustee was negligent in ascertaining the pertinent facts; and

             (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

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

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to Holders of Securities a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or interest on, any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities.

Section 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE SECURITIES.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c). A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the SEC and each stock exchange on which the Securities are listed in accordance with

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

TIA ss. 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

Section 7.07. COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and Trustee have separately agreed. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

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

Section 7.08. REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a custodian or public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Security who has been a Holder of a Security for at least six months, fails to comply with
Section 7.10, such Holder of a Security may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

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

Section 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least the amount specified in the applicable supplemental indenture as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) Section 0.01 to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Securities of one or more series upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, relating to one or more series of Securities, the Company shall, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities of such series on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of the applicable series, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other Obligations under the Securities of the applicable series and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities of the applicable series to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest, on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 relating to one or more series of Securities, the Company shall, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 3.09 and 5.01 hereof with respect to the outstanding Securities of the applicable series on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities of the applicable series shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that the Securities of the applicable series shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the "outstanding" Securities of the applicable series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

Section 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.


         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Securities of one or more series:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities of the applicable series, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding Securities of the applicable series on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities of the applicable series are being defeased to maturity or to a particular redemption date;

     (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.01(g) or (h) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company);

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion, (i) the trust funds will not be subject to the rights of holders of Indebtedness other than the Securities of the applicable series and (ii) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company) following the deposit and assuming no Holder of Securities is an insider of the Company, after the 91st day (or later date until which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company) following the deposit, the trust funds will not be subject to the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law;

     (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities of the applicable series over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

     (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Securities of the applicable series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of the applicable series.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance of the applicable series.

Section 8.06. REPAYMENT TO COMPANY.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07. REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or
8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. WITHOUT CONSENT OF HOLDERS OF SECURITIES.

         Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder of a Security:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for the assumption of the Company's obligations to Holders of Securities in the case of a merger or consolidation pursuant to Article 5 hereof, as applicable;

     (c) modify the provisions in Article 11 of this Indenture with respect to the subordination of outstanding securities of any series in a manner not adverse to the Holders thereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights hereunder of any such Holder; or

     (e) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA or to allow any other person to guarantee the Securities.

         Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. WITH CONSENT OF HOLDERS OF SECURITIES.

         Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Securities) or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Securities). Any amendment to the provisions of Article 12 hereof including the related definitions will require the consent of the Holders of at least 75% in aggregate principal amount of the Securities then outstanding if such amendment would adversely affect the rights of Holders of Securities.

         Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company, authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Securities under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder):

     (a) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities (other than provisions relating to Section 3.09 hereof);

     (c) reduce the rate of or change the time for payment of interest, including default interest, on any Security;

     (d) waive a Default or Event of Default in the payment of principal of or interest or premium on the Securities (except a rescission of acceleration of the Securities by the Holders of a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

     (e) make any Security payable in money other than that stated in the Securities;

     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of or interest or premium on the Securities;

     (g) waive a redemption payment with respect to any Security (other than a payment required by the provisions of Section 3.09 hereof);

     (h) modify the provisions in Article 11 of this Indenture with respect to the subordination of outstanding securities of any series in a manner adverse to the Holders thereof; or

     (i) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

Section 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Securities shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04. REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a

Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Securities, even if notation of the consent is not made on any Securities. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Securities if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. NOTATION ON OR EXCHANGE OF SECURITIES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Securities thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or to issue new Securities shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amendment or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until its Board of Directors approves it. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental Indenture, the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                  ARTICLE 10.
                      CONVERSION OR EXCHANGE OF SECURITIES

Section 10.01. APPLICABILITY OF ARTICLE.

     (a) The provisions of this Article 10 shall be applicable to the Securities of any series which are convertible or exchangeable into Equity Securities of the Company, and to the issuance of such Equity Securities upon the conversion or exchange of such Securities, except as otherwise specified as contemplated by
Section 2.02 for the Securities of such series.

     (b) For purposes of this Article 10, the term "Equity Securities" shall mean all or any of the following, authorized from time to time: (i) the Class A Common Stock, (ii) the Company's Non-voting Common Stock par value $.01 per share (together with the Class A Common Stock, the "Common Stock"), (iii) the Company's Preferred Stock par value $.01 per share (the "Preferred Stock"), and
(iv) any other equity securities of the Company.

Section 10.02. EXERCISE OF CONVERSION OR EXCHANGE PRIVILEGE.

     (a) In order to exercise a conversion or exchange privilege, the Holder of a Security of a series with such privilege shall surrender such Security, together, in the case of any Bearer Security, with all unmatured interest coupons and any matured interest coupons in default appertaining thereto, to the Company at the office or agency maintained for that purpose pursuant to Section 4.02, accompanied by written notice to the Company that the Holder elects to convert or exchange such Security or a specified portion thereof. Such notice shall also state, if different from the name and address of such Holder, the name or names (with address) in which the certificate or certificates for Equity Securities which shall be issuable on such conversion or exchange shall be issued. Registered Securities surrendered for conversion or exchange shall (if so required by the Company or the Trustee) be duly endorsed by or accompanied by instruments of transfer in forms satisfactory to the Company and the Trustee duly executed by the registered Holder or its attorney duly authorized in writing.

     (b) Registered Securities so surrendered for conversion or exchange during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date (excluding Securities or portions thereof called for redemption during such period) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security then being converted or exchanged, and such interest shall be payable to such registered Holder on such Interest Payment Date notwithstanding the conversion or exchange of such Security.

     (c) As promptly as practicable after the receipt of such notice and of any payment required pursuant to a Board Resolution and, subject to Section 2.04, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto setting forth the terms of such series of Security, and the surrender of such Security in accordance with such reasonable regulations as the Company may prescribe, the Company shall issue and shall deliver, at the office or agency at which such Security is surrendered, to such Holder or on its written order, a certificate or certificates for the number of Equity Securities issuable upon the conversion or exchange of such Security (or specified portion thereof), in accordance with the provisions of such Board Resolution, Officers' Certificate or supplemental indenture, and cash as provided therein in respect of any fractional share of such Equity Security otherwise issuable upon such conversion or exchange.

     (d) Such conversion or exchange shall be deemed to have been effected immediately prior to the close of business on the date on which such notice and such payment, if required, shall have been received in proper order for conversion or exchange by the Company and such Security shall have been surrendered as aforesaid and at such time the rights of the Holder of such Security as such Security Holder shall cease and the person or persons in whose name or names any certificate or certificates for Equity Securities of the Company shall be issuable upon such conversion or exchange shall be deemed to have become the Holder or Holders of record of the Equity Securities represented thereby. No payment or adjustment shall be made upon any conversion or exchange on account of any interest accrued on the Securities surrendered for conversion or exchange, or on account of any dividends on the Equity Securities of the

Company issued upon such conversion or exchange if the record date for the payment of such dividends occurs prior to or on the date on which such conversion or exchange shall be deemed to have been effected.

         In the case of any Security which is converted or exchanged in part only, upon such conversion or exchange the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unconverted or unexchanged portion of such Security.

Section 10.03. NO FRACTIONAL EQUITY SECURITIES.

         No fractional Equity Security of the Company shall be issued upon conversions or exchanges of Securities of any series. If more than one Security shall be surrendered for conversion or exchange at one time by the same Holder, the number of full shares of the Equity Security which shall be issuable upon conversion or exchange shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If, except for the provisions of this Section 10.03, any Holder of a Security or Securities would be entitled to a fractional share of any Equity Security of the Company upon the conversion or exchange of such Security or Securities, or specified portions thereof, the Company shall pay to such Holder an amount in cash equal to the current market value of such fractional share computed, (i) if such Equity Security is listed or admitted to unlisted trading privileges on a national securities exchange, on the basis of the last reported sale price regular way on the principal exchange where such Equity Security is listed or admitted, on the last trading day prior to the date of conversion or exchange upon which such a sale shall have been effected, (ii) if such Equity Security is not at the time so listed or admitted on a national securities exchange but is quoted on the Nasdaq Stock Market, on the basis of the average of the bid and asked prices of such Equity Security on the Nasdaq Stock Market on the last trading day prior to the date of conversion or exchange, (iii) if such Equity Security is not at the time so listed or admitted to unlisted trading privileges on a national securities exchange or quoted on the Nasdaq Stock Market, on the basis of the average of the bid and asked prices of such Equity Security in the over-the-counter market, on the last trading day prior to the date of conversion or exchange, as reported by the National Quotation Bureau Incorporated or similar organization if the National Quotation Bureau Incorporated is no longer reporting such information, or (iv) in accordance with the terms of the supplemental indenture or Board Resolutions setting the terms of the Securities of such series. For purposes of this Section, "trading day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday other than any day on which the applicable Equity Security is not traded or quoted on a national securities exchange, or if the applicable Equity Security is not traded or quoted on a national securities exchange, on the Nasdaq Stock Market or the principal exchange or market on which the applicable Equity Security is traded or quoted.

Section 10.04. ADJUSTMENT OF CONVERSION OR EXCHANGE PRICE; CONSOLIDATION OR
               MERGER.

         The conversion or exchange price of Securities of any series that is convertible or exchangeable into an Equity Security of the Company shall be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, and the securities, assets or other property into or for which such Securities may be converted or exchanged as a result of any consolidation, merger, combination or similar transaction shall be determined, in accordance with the terms of the supplemental indenture or Board Resolutions setting the terms of the Securities of such series.

         Whenever the conversion or exchange price is adjusted, the Company shall compute the adjusted conversion or exchange price in accordance with the terms of the applicable Board Resolution or supplemental indenture and shall prepare an Officers' Certificate setting forth the adjusted conversion or exchange price and showing in reasonable detail the facts upon which such adjustment is based. Whenever the securities, assets or other property into or for which Securities of any series may be converted or exchanged are changed as a result of any consolidation, merger or similar transaction, the Company shall determine the nature and amount of such securities, assets or other property in accordance with the terms of the applicable Board Resolution or supplemental indenture and shall prepare an Officers' Certificate describing such securities, assets or other property and stating the amount of such securities, assets or other property into or for which such Securities have become convertible or exchangeable. Such certificates shall forthwith be filed at each office or agency maintained for the purpose of conversion or exchange of Securities pursuant to Section 4.02 and, if different, with the Trustee. The Company shall forthwith cause a notice setting forth the adjusted conversion or exchange price or describing such securities, assets or other property, as applicable, to be mailed, first class postage prepaid, to each Holder of Registered Securities of such series at its address appearing on the Register and to any conversion or exchange agent other than the Trustee.

Section 10.05. NOTICE OF CERTAIN CORPORATE ACTIONS.

         If any series of Securities which are directly or indirectly convertible or exchangeable for any Equity Securities are Outstanding, in case:

     (a) the Company shall declare a dividend (or any other distribution) on any class of such Equity Securities payable otherwise than in cash out of its retained earnings (other than a dividend for which approval of any stockholder of the Company is required); or

     (b) the Company shall authorize the granting to the holders of any class of such Equity Securities of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (other than any such grant for which approval of any stockholder of the Company is required); or

     (c) of any reclassification of any class of such Equity Securities (other than a subdivision or combination of its outstanding Equity Securities, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholder of the Company is required), or of the sale of all or substantially all of the assets of the Company; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Trustee, and shall cause to be mailed to all Holders at their addresses as they shall appear in the Register, at least 15 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the Holders of such Equity Securities of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of such Equity Securities of record shall be entitled to exchange such Equity Securities for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up. If at any time the Trustee shall not be the conversion or exchange agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

Section 10.06. RESERVATION OF EQUITY SECURITIES.

         The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Equity Securities, for the purpose of effecting the conversion or exchange of Securities, the full number of Equity Securities of the Company then issuable upon the conversion or exchange of all outstanding securities of any series that has conversion or exchange rights.

Section 10.07. PAYMENT OF CERTAIN TAXES UPON CONVERSION OR EXCHANGE.

         The Company will pay any and all taxes that may be payable in respect of the issue or delivery of its Equity Securities on conversion or exchange of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of its Equity Securities in a name other than that of the Holder of the Security or Securities to be converted or exchanged, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

Section 10.08. DUTIES OF TRUSTEE REGARDING CONVERSION OR EXCHANGE.

         Neither the Trustee nor any conversion or exchange agent shall at any time be under any duty or responsibility to any Holder of Securities of any series that is convertible or exchangeable into Equity Securities of the Company to determine whether any facts exist which may require any adjustment of the conversion or exchange price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, whether herein or in any supplemental indenture, any resolutions of the Board of Directors or written instrument executed by one or more officers of the Company provided to be employed in making the same. Neither the Trustee nor any conversion or exchange agent shall be accountable with respect to the validity or value (or the kind or amount) of any Equity Securities of the Company, or of any securities or property, which may at any time be issued or delivered upon the conversion or exchange of any Securities and neither the Trustee nor any conversion or exchange agent makes any representation with respect thereto. Subject to the provisions of Section 7.01, neither the Trustee nor any conversion or exchange agent shall be responsible for any failure of the Company to issue, transfer or deliver any of its Equity Securities or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or exchange or to comply with any of the covenants of the Company contained in this Article 10 or in the applicable supplemental indenture, resolutions of the Board of Directors or written instrument executed by one or more duly authorized officers of the Company.

Section 10.09. REPAYMENT OF CERTAIN FUNDS UPON CONVERSION OR EXCHANGE.

         Any funds which at any time have been deposited by the Company or on its behalf with the Trustee or any Paying Agent for the purpose of paying the principal of, and premium, if any, and interest, if any, on any of the Securities and which shall not be required for such purposes because of the conversion or exchange of such Securities as provided in this Article 10 shall after such conversion or exchange be repaid to the Company by the Trustee upon the Company's written request.


                                  ARTICLE 11.
                                 SUBORDINATION

Section 11.01.  AGREEMENT TO SUBORDINATE.

     (a) The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

     (b) If any holder of Senior Debt is required by any court or otherwise to return to the Company, or any Custodian, trustee, or similar official acting in relation to the Company, any amount paid by the Company to such holder of Senior Debt, the provisions of this Article 11, to the extent theretofore discharged, shall be reinstated in full force and effect; provided, however, that any amounts paid pursuant to this Indenture to Holders of Securities shall not be subject to disgorgement pursuant to the provisions of this paragraph (b).

Section 11.02. CERTAIN DEFINITIONS.

         "Designated Senior Debt" means (i) the Senior Bank Debt and (ii) any other Senior Debt permitted under this Indenture the principal amount of which at least the amount specified in the applicable supplemental indenture and that has been designated by the Company as "Designated Senior Debt."

         "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

         A "distribution" may consist of cash, securities or other property, by set-off or otherwise.

Section 11.03. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

         (1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Securities shall be entitled to receive any payment with respect to the Securities (except that Holders may receive (i) securities that are subordinated to at least the same extent as the Securities to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.05 hereof); and

         (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full, any distribution to which the Holders of Securities would be entitled but for this Article shall be made to holders of Senior Debt (except that Holders may receive (i) securities that are subordinated to at least the same extent as the Securities to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and
     (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.05 hereof), as their interests may appear.

Section 11.04.  DEFAULT ON DESIGNATED SENIOR DEBT.

     (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of the Securities and may not acquire from the Trustee or any Holder any Securities for cash or property (other than (1) securities that are subordinated to at least the same extent as the Securities to (A) Senior Debt and (B) any securities issued in exchange for Senior Debt and (2) payments and other distributions made from any defeasance trust created pursuant to
Section 8.05 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

         (1) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

         (2) a default, other than a default specified in Section 11.04(a)(i), on Designated Senior Debt occurs and is continuing with respect to Designated Senior Debt that then permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 11.12 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (I) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (II) all scheduled payments of principal and premium, if any, and interest on the Securities that have come due (other than by reason of acceleration) have been paid in full in cash. No default described in this paragraph (2) that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

     (b) The Company may and shall resume payments on and distributions in respect of the Securities and may acquire them:

         (i) in the case of a default described in Section 11.04(a)(1), upon the date on which the default is cured or waived, and

         (ii) in the case of a default referred to in Section 11.04(a)(2) hereof, the earlier of the date on which such default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated, if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

Section 11.05. ACCELERATION OF SECURITIES.

         If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

Section 11.06. WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Securities at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by
Section 11.04 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 11.07. NOTICE BY COMPANY.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this Article, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt as provided in this Article.

Section 11.08. SUBROGATION.

         After all Senior Debt is paid in full and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Senior Debt.

Section 11.09. RELATIVE RIGHTS.

         This Article defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

         (i) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal or and interest on the Securities in accordance with their terms;

         (ii) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

         (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

         If the Company fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

Section 11.10. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 11.11. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.12. RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at its Corporate Trust Office of the Trustee at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article. Only the Company or a Representative may give the notice. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 11.13. AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 11, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section

6.09 hereof at least 30 days before the expiration of the time to file such claim, the agent under the Credit Facility (or in the absence of such agent, the lender) is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

Section 11.14. AMENDMENTS.

         The provisions of this Article 11 shall not be amended or modified without the written consent of the holders of all Senior Debt.


                                  ARTICLE 12.
                                 MISCELLANEOUS

Section 12.01. TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

Section 12.02. NOTICES.

         Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company:

                  Pegasus Communications Corporation
                  c/o Pegasus Communications Management Company
                  225 City Lane Avenue, Suite 200
                  Bala Cynwyd, PA 19004
                  Telecopier No.:  (610) 934-7121
                  Attention:  Chief Financial Officer

         With a copy to:

                  Drinker Biddle & Reath LLP
                  One Logan Square
                  Eighteenth & Cherry Streets
                  Philadelphia, PA 19103
                  Telecopier No.:  (215) 988-2757
                  Attention:  Michael B. Jordan, Esq.

         If to the Trustee:

                  First Union National Bank
                  230 S. Tryon Street
                  Charlotte, NC  28288-1153
                  Telecopier No.:  (704) 374-6114
                  Attention:  Client Service Group

         With a copy to:

                  First Union National Bank
                  123 South Broad Street
                  PA 1249
                  Philadelphia, PA 19109
                  Telecopier No.:  (215) 985-7290
                  Attention:  Corporate Trust Administration

         The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. COMMUNICATION BY HOLDERS OF SECURITIES WITH OTHER HOLDERS OF
               SECURITIES.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to he Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06. RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS.

         No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 12.08. GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SECURITIES.

Section 12.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. SUCCESSORS.

         All agreements of the Company in this Indenture and the Securities shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11. SEVERABILITY.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12. COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13. TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                               SIGNATURES

         IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.


                                              PEGASUS COMMUNICATIONS CORPORATION


                                              By: ______________________________
                                              Name:
                                              Title:
FIRST UNION NATIONAL BANK


By: _______________________________
Name:
Title: